Exhibit 23: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement:

Registration Statement (Form S-8) pertaining to the 2019 Incentive Equity Plan of iHeartMedia, Inc. (No. 333-231573)
of our reports dated February 27, 2020, with respect to the consolidated financial statements and schedule of iHeartMedia, Inc., and the effectiveness of internal control over financial reporting of iHeartMedia, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
San Antonio, Texas
February 27, 2020